UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2019

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10628 Science Center Drive, Suite 225 San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities.

Regulus Therapeutics Inc., a Delaware corporation (the “Company”), previously entered into a Securities Purchase Agreement (the “Purchase Agreement”) on May 3, 2019 with certain institutional and other accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue shares of the Company’s common stock (“Common Stock”), shares of newly designated non-voting convertible preferred stock of the Company, and warrants to purchase Common Stock, in up to two closings, in a private placement transaction (the “Private Placement”), as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2019. The first closing was completed on May 7, 2019.

On December 15, 2019, the Company’s Board of Directors unanimously resolved to recommence the Company’s Phase 1 multiple ascending dose clinical trial of the Company’s RGLS4326 product candidate for the treatment of autosomal dominant polycystic kidney disease (ADPKD) (the “Phase 1 Trial”) based on correspondence from the U.S. Food & Drug Administration’s Division of Cardiovascular and Renal Products and on December 16, 2019, the Company publicly announced its plan to recommence the Phase 1 Trial (the “Public Announcement”), triggering the second closing of the Private Placement under the Purchase Agreement (the “Milestone Closing”), which occurred on December 24, 2019.

At the Milestone Closing, the Company sold and issued to the Purchasers 3,288,390 shares of non-voting Class A-2 convertible preferred stock and accompanying warrants to purchase an aggregate of 32,883,900 shares of Common Stock for an aggregate purchase price of approximately $26.0 million. Net proceeds to the Company from the Milestone Closing after deducting placement agent fees to H.C. Wainwright & Co., LLC but before deducting other expenses payable by the Company are approximately $24.6 million.

Each share of non-voting Class A-2 convertible preferred stock is convertible into 10 shares of Common Stock, subject to certain beneficial ownership conversion limitations. The warrants will be exercisable for a period of five years following the date of issuance and have an exercise price of $6.66 per share, subject to proportional adjustments in the event of stock splits or combinations or similar events. The warrants are exercisable on a net exercise “cashless” basis.

Certain directors and officers of the Company are Purchasers under the Purchase Agreement and purchased shares of Class A-2 convertible preferred stock and warrants to purchase Common Stock at the Milestone Closing, at the same price per share and warrant as the other Purchasers. The aggregate purchase prices of the securities purchased by the directors and officers at the Milestone Closing are as follows:

Name of Insider and Position With Company	Aggregate Purchase Price of Class A-2 convertible preferred stock and Warrants in the Milestone Closing
Stelios Papadopoulos, Ph.D. Chairman of the Board	$669,443.78
Joseph Hagan(1) President, Chief Executive Officer and Director	$59,998.16
William H. Rastetter(1) Director	$178,722.14
Pascale Witz Director	$53,555.02

(1)	Securities purchased through an affiliated investment entity.

Under the terms of the Purchase Agreement, the Company has agreed to prepare and file, within 30 days after the Milestone Closing, one or more registration statements with the SEC to register for resale the shares of Common Stock issuable upon exercise of the warrants issued in the Milestone Closing, and the shares of Common Stock issuable upon conversion of the Class A-2 convertible preferred stock issued in the Milestone Closing, and generally to cause such registration statement(s) to become effective within 90 days after the Milestone Closing. Certain cash penalties will apply to the Company in the event of registration failures, as described in the Purchase Agreement. A copy of the Purchase Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2019.

A copy of the form of warrant issued to Purchasers in the Milestone Closing is attached as Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2019.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company relied on an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof. Each of the Purchasers represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Appropriate legends were affixed to the securities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2019, in connection with the Milestone Closing, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock (the “Class A-2 Certificate of Designation”). The Class A-2 Certificate of Designation establishes and designates the Class A-2 convertible preferred stock, par value $0.001 per share, and the rights, preferences and privileges thereof.

Each share of Class A-2 convertible preferred stock is convertible into 10 shares of Common Stock, subject to proportional adjustment upon certain events as provided in the Class A-2 Certificate of Designation. In the event of the Company’s liquidation, dissolution or winding up, holders of Class A-2 convertible preferred stock will participate pari passu with any distribution of proceeds to holders of Common Stock and the holders of the Company’s Class A-1 convertible preferred stock. Holders of Class A-2 convertible preferred stock are entitled to receive dividends on shares of Class A-2 convertible preferred stock equal (on an as converted to Common Stock basis) to and in the same form as dividends actually paid on the Common Stock. Shares of Class A-2 convertible preferred stock generally have no voting rights, except as required by law.

The foregoing is only a summary of the terms of the Class A-2 Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Class A-2 Certificate of Designation, a copy of which is attached to this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Designation of Preferences, Rights and Limitations of Class A-2 Convertible Preferred Stock.

4.1	Reference is made to Exhibit 3.1.

4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: December 24, 2019	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer